UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

Better Choice Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-161943	26-2754069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 846-4280

N/A
(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 15, 2019, Better Choice Company Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”), by and among the Company, Halo, Purely For Pets, Inc., a Delaware Corporation (“Halo”), Thriving Paws, LLC, a Delaware limited liability company (“Thriving Paws”), HH-Halo LP, a Delaware limited partnership (“HH-Halo” and, together with Thriving Paws, the “Sellers”) and HH-Halo, in the capacity of the representative of the Sellers (the “Sellers’ Representative”). Pursuant to the terms and subject to the conditions of the Agreement, among other things, the Company agreed to purchase from the Sellers one hundred percent (100%) of the issued and outstanding capital stock of Halo (the “Acquisition”). The aggregate consideration payable by the Company under the Agreement is $40,000,000, subject to customary adjustments for Halo’s net working capital, cash, and indebtedness (the “Purchase Price”), and consisting of a combination of (a) cash, (b) shares of the Company’s common stock, par value $0.001 per share, (c) convertible subordinated notes or other equity or debt security of the Company (as further described under Item 7.01 herein) and (d) a second lien promissory note issued by Halo in favor of HH-Halo (the “Note”).

Each party’s obligation to consummate the transactions contemplated by the Acquisition (the “Closing”) is subject to customary conditions, including the absence of any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing or making illegal the consummation of the Acquisition. The Closing is also subject to the following conditions: (a) obtaining the consent of Siena Lending Group LLC (“Siena”) under the Loan and Security Agreement, dated as of May 5, 2017, by and among Halo, Thriving Paws and Siena (the “Credit Facilities”) or delivery by Siena to Halo of a customary payoff letter for the Credit Facilities in a form reasonably satisfactory to the Company; (b) delivery by the Sellers to the Company and its subsidiaries of the Note and ancillary documentation in form and substance consistent with the Agreement and otherwise reflecting reasonable terms; (c) execution and delivery by certain key employees of restrictive covenant agreements; and (d) entrance by the Sellers into agreements with the Company to provide Sellers substantially equivalent rights with respect to the convertible subordinated notes or other equity or debt security of the Company (as further described under Item 7.01 herein) as the rights that shall have been granted to the investors in the Company’s capital raise, each in form and substance acceptable to each party thereto.

The Agreement contains certain customary termination rights, including, among others, the right of the Company or Sellers to terminate the Agreement if the Closing does not occur by November 22, 2019 (the “Termination Date”), unless the failure to consummate the Closing is primarily caused as a result of a breach by (a) the Company (in the case of the Company’s desire to terminate the Agreement following the Termination Date) or (b) Halo or any of the Sellers (in the case of Halo’s or any of the Sellers’ desire to terminate the Agreement following the Termination Date) of their representations, warranties, obligations or covenants under the Agreement; provided that Sellers or the Company may extend the Termination Date by ten days if any of the conditions to the obligations of all parties to consummate the Closing have not been satisfied. If all of the conditions to the obligations of the Company to consummate the Closing have been satisfied and the Company does not consummate the Closing on or prior to the Termination Date, the Company shall pay a termination fee of $500,000 to HH-Halo in full satisfaction of its obligations under the Agreement, which shall be Halo’s and the Sellers’ sole and exclusive remedy for the Company’s failure to consummate the transactions contemplated by the Agreement.

The Company, Halo and Sellers have made customary representations, warranties and covenants in the Agreement, including, among others, covenants relating to the conduct of the Halo’s and its subsidiaries’ businesses in the ordinary course during the period between the execution of the Agreement and the Closing.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement has been included as an exhibit hereto solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any co-investor in the Company or its respective subsidiaries or affiliates.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Agreement, (b) have been qualified by matters specifically described in a confidential disclosure letter delivered by Halo to the Company in connection with the Agreement, (c) are subject to materiality qualifications contained in the Agreement, which might differ from what is viewed as material by an investor or a securityholder, and (d) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors and securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public reports. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files or has filed with the Securities and Exchange Commission (the “SEC”).

Item 7.01.	Regulation FD Disclosure

On October 16, 2019, the Company issued a press release announcing the Company’s entry into the Agreement, a copy of which press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.  On October 16, 2019, the Company also issued a press release, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference, announcing a proposed offering of a minimum of $10 million in aggregate principal amount of convertible subordinated notes, the proceeds of which are expected to be used to finance a portion of the Purchase Price for the Acquisition. The purchasers in the proposed offering will also receive warrants to purchase common stock of the Company.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include the consummation of the transactions contemplated by the Agreement. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business and the transactions described herein, including, without limitation: (a) that a condition to Closing may not be satisfied on a timely basis or at all or that the Closing does not occur for any other reason, including as a result of the failure to consummate the convertible subordinated notes offering or other equity or debt security issuance of the Company (as further described under Item 7.01 herein) or other contemplated financing transactions; (b) the anticipated benefits from the proposed Acquisition may not be realized, or will not be realized within the expected time periods; (c) the occurrence of any event, change or other circumstances that could give rise to termination of the Agreement; (d) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the Agreement; (e) the failure to retain certain key employees at Halo; (f) risks associated with the diversion of management’s attention from ongoing business operations due to the proposed Acquisition; (g) the outcome of any legal proceedings related to the proposed Acquisition; (h) the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; (i) the impact of the proposed transaction on the Company’s credit rating; and (j) other risks described in the Company’s Annual Report on Form 10-K and Transition Report on Form 10-KT filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof except as otherwise required by law. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated October 15, 2019, by and among Better Choice Company Inc., Halo, Purely For Pets, Inc., Thriving Paws, LLC and HH-Halo LP.
99.1	Press Release of Better Choice Company Inc., dated October 16, 2019, announcing agreement to acquire Holistic Pet Foods Leader Halo, Purely for Pets®.
99.2	Press Release of Better Choice Company Inc., dated October 16, 2019, announcing proposed offering of convertible subordinated notes.

*
Certain schedules and similar attachments to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K.  The Company will furnish copies of any schedules or similar attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

Date: October 18, 2019	By:	/s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: Chief Executive Officer